Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acceleron Pharma Inc. 2013 Equity Incentive Plan of our reports dated March 2, 2015 with respect to the consolidated financial statements of Acceleron Pharma Inc. and the effectiveness of internal control over financial reporting of Acceleron Pharma Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
April 10, 2015